UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 12, 2006

THE BANKER’S STORE, INC
(Exact name of registrant as specified in its charter)

New York	22-3755756
(State or other jurisdiction of Incorporation or organization)	(IRS Employer Identification Number)

1535 Memphis Junction Road
Bowling Green, KY	42101
(Address of principal executive offices)	(Zip code)

(270) 781-8453
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2):

□	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 9, 2006, Paul D. Clark resigned as President, Chief Executive Officer and Chief Financial Officer of The Bankers Store, Inc. In his place, the Company hired and appointed Vincent Buckman as President and Chief Executive Officer and a director, and the Company hired and appointed Samuel Stone as Chief Financial Officer and a director. Mr. Clark will remain Chairman of the board and a director. The information provided below under Item 1.01 provides a summary of the material terms of the Employment Agreement with Messrs. Buckman and Stone and is incorporated by reference into this Item 5.02. A copy of the press releases announcing the changes in Executive Officers and directors is attached to this Report as Exhibit 99.1.

Also on October 9, 2006, Roberta Clark resigned as Secretary of the Company and Cynthia Hayden was appointed as Vice President, Secretary and director. Ms. Hayden is already an employee of the Company. Mrs. Clark will remain on the board of directors.

Vincent Buckman, age 63, was previously a division manager of a national company that markets equipment and service to financial institutions from 2004 to present. From 2002 to 2003 he served as a consultant to companies interested in consolidating bank service and maintenance companies and from 1991 to 2001, he was a principal in Buckman & Associates, engaged as a manufacturer’s representative of automated banking and physical and electronic security equipment to banks and other financial institutions. He holds a bachelors degree from the University of Evansville.

Samuel Stone, age 53, was previously CFO of Stat Group, LLC from 2006 to present. From 1999 to 2005 he was the Controller of a national banking related sales and service company. The company sells and services image systems, ATMs, and traditional equipment to financial institutions throughout the United States. Mr. Stone holds a bachelors degree from University of Kentucky.

Cindy Hayden, 36, joined the Company in 1998 and has served in and implemented various capacities and procedures, including the inventory system, shipping/receiving, accounting software and set up of the office furnishings/design division of the Company. Currently, she is in the accounting department and handles shareholder relations. Prior to joining The Bankers Store, Inc., Ms. Hayden worked in various positions within the steamship industry and was a Purser with Royal Caribbean Cruises. Ms. Hayden is the daughter of Chairman Paul D. Clark.

Item 1.01	Entry Into A Material Definitive Agreement.

On October 9, 2006, the Company entered into Employment Agreements with Vincent C. Buckman and Samuel J. Stone to serve as President and Chief Executive Officer and Chief Financial Officer, respectively. In connection with their Employment Agreements, Messrs. Buckman and Stone were also appointed Directors of the Company. The full text of the Employment Agreements are filed as Exhibit 10.1 and 10.2 to this Report and is incorporated herein by reference.

The following discussion provides a summary of the material terms of the Employment Agreements, which discussion is qualified in its entirety by reference to the entire text of the Agreements. The Employment Agreements are for a two year period and are automatically extended for one additional year at the end of the initial term and each extension period, unless the other party gives atleast 60 days prior notice, prior to the end of the applicable term. Mr. Buckman’s annual base salary is $120,000 and Mr. Stone’s annual base salary is $102,000. Each of them will be considered for bonuses annually by the Board of Directors based on their performance during the preceding year. Bonuses may be paid in cash, stock or a combination thereof, in the discretion of the Board.

Mr. Buckman’s contract provides that the Company will grant him options to purchase an aggregate of 545,455 Shares of the Company’s Common Stock at the fair market value on the date of the grant as follows:

(a)	An option to purchase 300,000 Shares of Common Stock within thirty (30) days of the date on which his employment commences;

(b)	An option to purchase 122,728 Shares on the first anniversary date of the Employment Agreement; and

(c)	An option to purchase 122,727 Shares of the Company’s Common Stock to be granted on the second anniversary of the Employment Agreement.

Each of the options shall have a term of five years, shall vest in three equal annual installments, commencing on the anniversary date of the grant.

Mr. Stone’s Employment Agreement provides for the grant of options to purchase an aggregate of 454,545 Shares of the Company’s Common Stock as follows:

(a)	An option to purchase 250,000 Shares to be granted within thirty (30) days of the grant on which the officers employment commences;

(b)	An option to purchase 102,273 Shares to be granted on the first anniversary of the date of the Employment Agreement; and

(c)	An option to purchase 102,272 Shares to be granted on the second anniversary of the date of the Employment Agreement.

The options shall have a term of five years and will vest in three equal annual installments, commencing on the first anniversary of the date of the grant.

The Employment Agreements may be terminated by the Company on the death or disability of the Executive Officer or in the event the Executive Officer engages in any act constituting “misconduct”, as defined in the Agreement. The Executive Officers may terminate the Agreement if the Company materially breaches any material provision of the Employment Agreement or following a change of control, as defined in the Agreement. If the Executive Officer terminates the Agreement for cause, including following or change of control, the Executive Officer will be entitled to a monthly salary equal to the base salary set forth in the Agreement for a period of twelve months following termination of employment.

Both Agreements provide for reimbursement for reasonable business and travel expenses and reimbursement of $500 per month for housing expenses during the first year. The Executive Officers will be entitled to participate in any other individual or group life insurance, health insurance, qualified pension or profit sharing plan or any other fringe benefit program, which the Company may from time to time make available to its executive employees. The Company has also agreed to indemnify the Executive Officers to the full extent permitted by law and to the extent the Company obtains or maintains directors and officers liability insurance, covering any Executive Officers of the Company, the Company agreed to provide such coverage to both Executive Officers and continue such coverage for the maximum coverage available during the term of the Employment Agreements, to the extent available at rates not in excess of 125% of current or initial rates. The Employment Agreements contain provisions providing for non-disclosure of proprietary information and surrender or records and contains a covenant not to compete with the Company for one year following the termination of employment in certain geographic areas, as set forth in the Agreement. The Agreement also provides that the Executive Officers will not at any time, while such persons are employed by the Company or for a period of one year following termination, directly or indirectly solicit or induce any employee of the Company to leave the Company or hire any individual employed by the Company.

Item 9.01	Financial Statements and Exhibits.

10.1	Employment Agreement between the Company and Vincent Buckman.

10.2	Employment Agreement between the Company and Samuel Stone.

99.1	Press Release dated October 13, 2006.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE BANKER’S STORE, INC.

By:

Date: October 13, 2006
Vincent Buckman
President and Chief Executive Officer, (Principal Executive Officer)